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                                                                    Exhibit 3.11


                              FORM OF WEST VIRGINIA

                            ARTICLES OF INCORPORATION

                                       OF

                    RIVER MARINE TERMINALS, INC., AS AMENDED

          The undersigned, acting as Incorporator(s) of a corporation under Chapter 31, Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

          1. The undersigned agree to become a West Virginia corporation by the name of River Marine Terminals, Inc. (The name of the corporation shall contain one of the words "corporation," "company," "incorporated," "limited" or shall contain an abbreviation of one of such words. (Section 31-1-11, W. Va.
               Code).

          2. A. The address at the physical location of the principal office of the corporation will be Highway 52, in the city, town or village of Cyrus, county of Wayne, State of West Virginia, Zip Code 25570.

               The mailing address of the above location will be the same as 2A.

               B. The address at the physical location of the principal place of business in West Virginia of the corporation will the same as 2A.

               The mailing address of the above location will be the same as 2A.

          3. This corporation is organized as stock, for profit, and the aggregate value of the authorized capital stock of said profit corporation will be $1,000.00, which shall be divided into 1,000 shares of the par value of without par value dollars each. (If the shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation). (As provided by law, for the purpose of assessment of the license tax, and for no other purpose, shares of stock having no par value shall be presumed to be of the par value of $25 each; but, if such stock was originally issued for a consideration greater than $25 per share, the annual license taxes as are required to be paid to the Tax Commissioner shall be computed upon the basis of the consideration for which such stock was issued. W. Va. Code Section 11-12-78).

          4. The period of duration of the corporation, which may be perpetual, is perpetual.

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          5.   The purpose(s) for which this corporation is formed (which may be stated to be, or to include "the transaction of any or all lawful business for which corporation may be incorporated in West Virginia), is (are) as follows:

               Land Owning

               Land Transactions

          6. The provisions for the regulation of the Internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

               N/A

          7. The provisions granting, limiting, or denying preemptive rights to shareholders, if any, are as follows:

               N/A

          8. The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is (are) as follows:

                                                                Number of Shares
               NAME                   ADDRESS                      (Optional)

               Kimberly A. Johnson, 1380 One Valley Square, Charleston

               Mark A. Carter, 1380 One Valley Square, Charleston

               Marilyn S. Baroni, 1380 One Valley Square, Charleston

          9. The number of directors constituting the initial board of directors of the corporation is four (4) and the names and addresses of the persons who are to serve as director until the first annual meeting of shareholders/members, or until their successors are elected and shall qualify, are as follows:

               NAME                               ADDRESS

               Eddie Pen, P.O. Box 2128, Brentwood, TN  37027

               William Beckner, P.O. Box 2128, Brentwood, TN  37027

               Mark Oldham, P.O. Box 2128, Brentwood, TN  37027

               Sherrod Rhodes, P.O. Box 2128, Brentwood, TN  37027


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          10.  The name and address of the appointed person to whom notice of process may be sent is David S. Gray, 3rd Floor, Center Court Bldg., 5110 Maryland Way, Brentwood, TN 37024.


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